Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Vista Credit Strategic Lending Corp. (the “Company”) for the period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Greg Galligan, Chief Executive Officer and President (Principal Executive Officer) of the Company, and I, Ross Teune, Chief Financial Officer and Treasurer (Principal Financial Officer) of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 6, 2026	By:	/s/ Greg Galligan
Greg Galligan
Chief Executive Officer and President
(Principal Executive Officer)
Vista Credit Strategic Lending Corp.

By:	/s/ Ross Teune
Ross Teune
Chief Financial Officer and Treasurer
(Principal Financial Officer)
Vista Credit Strategic Lending Corp.